OROFINO GOLD CORP., a Nevada corporation

10% CONVERTIBLE PROMISSORY NOTE

US $38,043.28 **January 18, 2010**

FOR VALUE RECEIVED, OROFINO GOLD CORP., a Nevada corporation with offices at 93-342 Xinliu Street, Zhong Shan District, Dalian, Liaoning 16001, China (the "Company"), hereby promises unconditionally, as of August 31, 2010 (the "Effective Date"), to pay to the order of **Capsicum Management Corp.**, ("Holder"), the principal amount of **THIRTY-EIGHT THOUSAND AND FORTY-THREE DOLLARS AND TWENTY-EIGHT CENTS (US$38,043.28)** together with interest on the principal balance outstanding from time to time under this instrument ("Note"), from and including the date hereof, until, but excluding, the date of payment, at a per annum rate equal to the "Stated Interest Rate" specified in Section 1(a), or, to the extent applicable, at the "Default Interest Rate" specified in Section 1(b), in accordance with the following terms and conditions:

1. **Contracted For Rate of Interest.** The contracted for rate of interest of the indebtedness evidenced by this Note shall include and consist of the following, as applicable:

(a) **Stated Interest Rate**. The "Stated Interest Rate" shall equal Ten Percent (10%) per annum, calculated on the basis of the actual number of days elapsed, assuming a 365-day year, applied to the outstanding principal balance of this Note from time to time. The principal balance outstanding hereunder shall bear interest at the Stated Interest Rate from the date of issuance of this Note through the date that is one day prior to the first to occur of the following events: (i) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been paid in full; (ii) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been converted into shares of the Company's common stock as permitted in accordance with Section 7; or (iii) the passage of ten (10) days following the occurrence of one or more uncured Events of Default as defined in Section 4.

(b) **Default Interest Rate.** The "Default Interest Rate" shall equal Fifteen Percent (15%) per annum, calculated on the basis of the actual number of days elapsed, assuming a 365-day year, applied to the outstanding principal balance of this Note from time to time. The principal balance outstanding hereunder shall bear interest at the Default Interest Rate beginning eleven (11) days after the date of occurrence of any uncured Event of Default, as defined in Section 4, and continuing until the first to occur of the following events: (i) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been paid in full; or (ii) the unpaid principal balance, together with all accrued interest and other amounts payable hereunder, have been converted into shares of the Company's common stock as permitted in accordance with Section 7.

(c) **Payment in Full on Maturity Date. The** outstanding principal balance of this Note, together with all accrued but unpaid interest and all additional amounts payable hereunder, shall be due and payable in full on February 28, 2011 (the "Maturity Date"); provided, however, that the Company shall not be required to repay such outstanding principal, interest or additional amounts if and to the extent that this Note has been converted by Holder, at Holder's sole option, into shares of the Company's Common Stock as permitted under Section 7.

2. **Application of Payments.** All payments received by Holder with respect to the indebtedness evidenced hereby shall be applied: (i) first to Additional Sums (as hereinafter defined) and to any other non-interest charges and costs provided for in this Note; (ii) next, to accrued but unpaid interest at the Default Interest Rate, if and to the extent applicable; (iii) next, to accrued but unpaid interest at the Stated Interest Rate; and (iv) finally, to the unpaid principal balance outstanding hereunder from time to time.

3. **Prepayments.** Payments of principal hereof may be made at any time, or from time to time, in whole or in part, prior to the Maturity Date, without penalty, provided that all interest and other charges accrued through the

date of prepayment are also paid in full, in accordance with Section 2. Notwithstanding any prepayment of principal hereof: (i) there shall be no change to the Maturity Date or to the amount of payments due hereunder unless Holder, in its sole and absolute discretion, agrees in writing to such change; and (ii) no terms and conditions of this Note shall be changed or affected in any manner whatsoever; and (iii) the Company's obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until this Note is converted into shares of the Company's Common Stock as permitted under Section 7, or until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full, upon which, Holder shall deliver to the Company the original executed copy of this Note, marked "PAID" in bold lettering in a conspicuous location on the first page and on the signature page hereof.

4. **Events of Default; Acceleration.** The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon any such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Holder, shall become immediately due and payable, without any notice to the Company, and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company:

(a) Nonpayment of principal, interest or other amounts when the same become due and payable hereunder, if the Company does not cure such failure to pay within ten (10) days after the date such payment is due;

(b) The dissolution, winding-up or termination of the existence of the Company or the sale or disposition of substantially all of the assets of the Company's business;

(c) The making by the Company of an assignment for the benefit of its creditors;

(d) The appointment of (or application for appointment of) a receiver for the Company, or the involuntary filing against or voluntary filing by the Company of a petition or application for relief under federal bankruptcy law or under any similar federal or state law, which is not stayed or dismissed within 90 days of filing, or the issuance of any writ of garnishment, execution or attachment for service with respect to the Company or any property of the Company; or

(e) Any other material breach by the Company of the terms and conditions of this Note.

5. **Additional Sums.** The Company agrees to pay an effective, contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note plus the additional rate of interest resulting from the "Additional Sums" as defined in the next sentence. All fees, charges, goods, things in action and any other sums or things of value, other than the interest resulting from the Stated Interest Rate and the Default Interest Rate, as applicable, paid or payable by the Company (collectively, the "Additional Sums") pursuant to this Note, that may be deemed to constitute interest for the purpose of any applicable laws that may limit the maximum amount of interest to be charged by a lender, shall be payable by the Company as, and shall be deemed actually to be, additional interest; and for such purposes only, the agreed upon and "contracted for rate of interest" payable under this Note shall be deemed increased by the rate of interest resulting from the imposition of the Additional Sums. The Company understands and believes that this transaction complies with all applicable laws of the State of Arizona; however, if any interest or other charges in connection with this Note are ever held by a court of competent jurisdiction to have exceeded the maximum amount of interest permitted by law, then the Company agrees that: (i) the amount of interest or charges payable pursuant under this Note shall be reduced to the maximum amount permitted by law; and (ii) any excess amount previously collected from the Company in connection with this Note that exceeded the maximum amount permitted by law shall be credited against the principal balance then outstanding hereunder.

6. **Waivers.** Except as set forth in this Note, to the extent permitted by applicable law, the Company waives and agrees not to assert demand, diligence, grace, presentment for payment, protest, or notice of nonpayment, nonperformance, extension, dishonor, maturity, protest, acceleration or default. No failure to accelerate the indebtedness evidenced hereby upon a default hereunder, no acceptance of a past-due installment, and no other indulgence granted from time to time by Holder, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law.

right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. Holder may extend the time for payment of, or renew, this Note; and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of the Company or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing executed by Holder and evidencing or constituting such extension, renewal, release or other indulgence. No delay or failure of Holder in exercising any right hereunder shall affect such right, neither shall any single or partial exercise of any right preclude further exercise thereof.

7. Optional Conversion of All or Part of the Note into Common Stock of the Company.

(a) **Conversion Option of the Holder.** The Holder may, at its option (the "Conversion Option"), convert all or any lesser amount of the unpaid principal amount of this Note plus all accrued but unpaid interest and Additional Sums outstanding hereunder into shares of the Company's restricted common stock, par value \$.0075 per share (the "Common Stock"), at the conversion price ("Conversion Price") defined below. The right of conversion described in this Section 7(a) shall be exercisable by the Holder upon presentation by the Holder of written notice to the Company, along with the surrender of this Note to the Company, in exchange for the number of shares of Common Stock into which this Note is exchanged. The option arising under this Section 7(a) shall terminate only upon the 90th day after the Maturity Date. The Holder will be limited to convert no more than 4.99% of the issued and outstanding common stock at time of conversion at any one time.

(b) **Conversion Price.** Upon any exercise by the Holder of the Conversion Option described in Section 7(a), the outstanding principal amount of this Note, plus accrued and unpaid interest thereon, plus all unpaid Additional Sums, shall be converted into shares of the Company's Common restricted stock at the rate of THREE QUARTERS OF ONE CENT (US \$.0075) per share.

(c) **Adjustment Based Upon Stock Dividends, Combination of Shares or Recapitalization.** In the event that the Company, at any time prior to the termination of the Conversion Option: (i) pays a stock dividend; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common stock into a smaller number of shares, or (iv) issues by reclassification of its shares of Common Stock any other special capital stock of the Company, the Holder, upon surrender of this Note for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company that the Holder would have owned or would have been entitled to receive after the occurrence of any of the events described above had this Note been converted into the Common Stock immediately prior to such event.

(d) **Adjustment Based Upon Merger or Consolidation.** In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and that does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, the Holder shall have the right to convert this Note into the kind and amount of securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Note would have been convertible immediately prior thereto.

(e) **Corporate Status of Shares to be Issued.** All shares of the Company's Common Stock that are issued upon the conversion of this Note shall, upon issuance, be fully paid and non-assessable.

(f) **Issuance of Stock Certificate.** Upon any conversion of this Note, the Company promptly shall issue to the Holder a certificate or certificates representing the number of shares of its Common Stock to which the conversion relates.

(g) **Status of Holder of Note.** This Note shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company or to any rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Note or the shares issuable upon the conversion hereof unless and until this Note is converted. Upon any conversion of this Note, the Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion,

notwithstanding that the stock transfer books of the Company may be closed or that the certificates representing such shares of Common Stock may not yet actually have been delivered.

(h) **Reserve of Shares.** The Company shall reserve at all times out of its authorized shares of Common Stock a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock upon the conversion of this Note.

(i) **Status Under Securities Laws.**

(i) **Restricted Securities.** This Note is, and the shares of Common Stock issuable upon conversion hereof shall be, "restricted securities" within the meaning of SEC Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"). Holder acknowledges and agrees that it is acquiring this Note and, upon conversion, the shares of Common Stock, without a view to the public distribution or resale of the Note or such shares in violation of applicable federal or state securities laws.

(ii) **No Registration.** This Note has not been, and the shares of Common Stock issuable upon conversion hereof will not be, registered under the 1933 Act or under the securities laws of any other jurisdiction; and therefore, Holder must be able to hold the Note or the shares indefinitely without any transfer, sale or other disposition, unless they are subsequently registered under the 1933 Act and under the securities laws of other applicable jurisdictions or, in the opinion of counsel to the Company, registration is not required under such Act or laws as the result of an available exemption from registration.

(iii) **Legend.** There shall be endorsed on the certificates evidencing any shares issued upon the conversion of this Note a legend substantially to the following effect:

> "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED; AND AS A RESULT, SUCH SHARES ARE 'RESTRICTED SECURITIES' AS DEFINED BY SEC RULE 144 PROMULGATED UNDER THAT ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR, IN LIEU THEREOF, WITHOUT AN OPINION OF COUNSEL FOR THIS COMPANY TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF WITHOUT AN OPINION OF COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE OR OTHER DISPOSITION DOES NOT VIOLATE THE SECURITIES LAWS OF ANY JURISDICTION OR THE RULES AND REGULATIONS THEREUNDER."

8. General Provisions.

(a) **Severability.** If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be construed so as to effectuate the other provisions hereof.

(b) **Amendment.** This Note may not be changed, modified or terminated, neither shall any provision of this Note be waived, except by an agreement in writing signed by the party to be charged.

(c) **Binding Nature of Note.** The provisions of this Note shall be binding upon the Holder and the Company, and shall inure to the benefit of and bind the respective successors and assigns of the Holder and the Company.

(d) **Waiver of Jury Trial; Enforcement Costs and Expenses to be Borne by the Company.** The Company and the Holder hereby mutually and irrevocably waive their right to a jury trial of any dispute that may arise out of or in connection with this Note, the parties instead irrevocably agreeing that any such dispute shall be resolved by a court of competent jurisdiction sitting without a jury. The Company agrees to pay all costs of

enforcement of this Note, including, without limitation, attorneys' fees and other costs incurred by Holder in addressing its claims against the Company hereunder, regardless of whether a lawsuit is actually filed; and the Company agrees to pay all of Holder's costs of preparation for suit, and proceeding with a suit, plus any and all additional attorney and other fees and costs Holder may incur in any proceeding under any bankruptcy or other similar federal or state law in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by a jury and shall be included in any judgment obtained by the Holder.

(e) **Time of Essence.** Time is of the essence of this Note and each and every provision hereof.

(f) **Controlling Law; Jurisdiction; Venue.** This Note and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Arizona, notwithstanding any conflicts-of-law provisions to the contrary. Any suit, action or proceeding against the Company with respect to this Note may be brought in the Superior Court of Arizona located in Maricopa County, Arizona, or in the United States District Court for the District of Arizona, as Holder, in Holder's sole discretion, may elect; and the Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Company hereby irrevocably waives any objections the Company may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note that may be brought in any such courts, and the Company further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(g) **Notices.** All notices, requests, demands and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made, and received: (i) when delivered against receipt; (ii) upon receipt of a facsimile transmission; (iii) one day following the day of deposit thereof, with delivery charges prepaid, with a national overnight delivery service; or (iv) three business days following the day of deposit thereof, with the United States Postal Service, by regular first class, certified or registered mail, return receipt requested, postage prepaid, in each case addressed as set forth in the first paragraph of this Note. Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 8(g) for the giving of notice.

(h) **Section Headings.** The Section headings in this Note are for convenience only; they form no part of this Note and shall not affect its interpretation.

(i) **Number of Days.** In computing the number of days for purposes of this Note, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day that is not a Saturday, Sunday or holiday.

(j) **Loss or Destruction of Note.** Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, or in the case of loss, theft or destruction of an indemnity satisfactory to it, and in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver a new Note of like tenor and date.

(k) **Construction.** The Company and Holder participated in the drafting of this Note, and this Note was reviewed by the respective legal counsel for the Company and Holder. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note. The language of this Note shall be construed as a whole according to its fair meaning. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, without limitation." No inference in favor of, or against, the Company or Holder shall be drawn from the fact that one party has drafted any portion hereof.

(l) **Transferability.** This convertible note may be transferred in whole or in part at the discretion of the Holder without the prior consent of the Company. The Holder may transfer any portion of the Note at its discretion, at any time, and in any amount. The Holder shall, upon any transfer, provide written notification to the Company of the transfer and shall identify the name and address of the new noteholder, identifying the date of transfer and the amount that has been assigned.

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be duly executed, delivered and accepted as of the Effective Date.

OROFINO GOLD CORP.
a Nevada corporation,

By: ______________________________,
Shi Long Ning, Chairman - Executive Director

By:__________________________________
Ary Pernett, Director

ACCEPTED AND AGREED:

Holder: ______________________________________
Capsicum Management Corp.

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be duly executed, delivered and accepted as of the Effective Date.

OROFINO GOLD CORP.
a Nevada corporation,

By: ____________________________,
Shi Long Ning, Chairman - Executive Director

By:______________________________
Ary Pemett, Director

ACCEPTED AND AGREED:

Holder: __________________________________
Capsicum Management Corp.

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be duly executed, delivered and accepted as of the Effective Date.

OROFINO GOLD CORP.
a Nevada corporation,

By: 宁时龙 Ning Shi Long
Shi Long Ning, Chairman - Executive Director

By:____________________________
Ary Pernett, Director

ACCEPTED AND AGREED:

Holder: ____________________________
Capsicum Management Corp.

10159052/123108

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be duly executed, delivered and accepted as of the Effective Date.

OROFINO GOLD CORP.
a Nevada corporation,

By: ______________________________,
Shi Long Ning, Chairman - Executive Director

By: ______________________________
Ary Pernett, Director

ACCEPTED AND AGREED:

Holder: ______________________________
Capsicum Management Corp.

10159052/123108